                                                     Exhibit 23.2
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INDEPENDENT AUDITORS' CONSENT
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Nichols, Rise & Company




The Board of Directors
CMI Corporation


   We consent to incorporation by reference in the registration statement on Form S-8 of CMI Corporation filed on July 12, 1993, of our report dated January 28, 1994, relating to the statements of operations, division capital and cash flows of Load King, a division of CMI Corporation, for the year ended December 31, 1993, which report appears in the December 31, 1995, annual report on Form 10-K of CMI Corporation.




218 South Ridge Plaza
South Sioux City, Nebraska
February 3, 1996